Exhibit 99.1

Towers Watson Reports Fourth Quarter Earnings

  Diluted EPS of $0.91, an increase of 52% over prior year
  Adjusted Diluted EPS of $1.25, an increase of 18% over prior year

Fiscal Year 2012 Adjusted Diluted EPS of $5.18, an increase of 16% over prior year

NEW YORK--(BUSINESS WIRE)--August 14, 2012--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the fourth quarter of fiscal year 2012, which ended June 30, 2012.

Revenues were $826 million for the quarter, a decrease of 3% (flat constant currency) from $851 million for the fourth quarter of fiscal 2011. On an organic basis which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues were flat as compared to the prior-year fourth quarter. For the fiscal year, revenues were $3.42 billion, an increase of 5% from $3.26 billion in fiscal 2011.

Adjusted EBITDA for the fourth quarter of fiscal 2012 was $161 million, or 19.5% of revenues, an increase from $159 million, or 18.7% of revenues, for the prior-year fourth quarter. For the fiscal year, Adjusted EBITDA was $674 million or 19.7% of revenues. Adjusted EBITDA excludes transaction and integration expenses, non-cash stock-based compensation arising from the merger and a change in accounting method for pension.

Net income attributable to controlling interests for the fourth quarter of fiscal 2012 was $65 million, an increase from $44 million for the prior-year fourth quarter. For the fiscal year, net income attributable to controlling interests was $260 million. For the quarter, diluted earnings per share were $0.91 and adjusted diluted earnings per share were $1.25. Adjusted diluted earnings per share increased 18% from the prior-year fourth quarter. For the fiscal year, diluted earnings per share were $3.59 and adjusted diluted earnings per share were $5.18. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets, a change in accounting method for pension and non-recurring other income. The normalized tax rate for the quarter was 34%.

“This concludes a very successful fiscal year overall, with 5% revenue growth and strong profit growth. While the fourth quarter was challenging in terms of revenue performance, I continue to be confident about our long-term growth strategy,” said John Haley, chief executive officer. “There were a couple of factors that contributed to the revenue shortfall: the impacts of our ERP deployment stabilization activities in North America and weaker results from Talent and Rewards, driven by Europe. Otherwise, we continue to see overall positive net momentum in the business. We remain committed to our disciplined management approach, our growth strategies, and most importantly, helping our clients navigate through these uncertain times.”

Fourth Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $473 million, a decrease of 2% (1% increase organic) from $483 million in the prior-year fourth quarter. Retirement constant currency revenues were down slightly, driven by the ERP billing transition challenges. Technology and Administration Solutions grew on a constant currency basis in all regions as a result of increased client activity with the EMEA region leading the growth with a constant currency increase of 9% due to new business wins. Health and Group Benefits increased constant currency revenues by mid-single digits. The Benefits segment had a Net Operating Income (“NOI”) margin of 31% in the fourth quarter of fiscal 2012.

Risk and Financial Services

For the quarter, the Risk and Financial Services (RFS) segment had revenues of $199 million, an increase of 3% (6% organic) from $194 million in the prior-year fourth quarter. Risk Consulting and Software constant currency revenues increased by 5%, driven by software sales and consulting revenues. Brokerage had a mid-single digit constant currency revenue increase, led by growth in the Americas. Brokerage has posted constant currency revenue increases for five consecutive quarters. Investment led constant currency revenue growth for RFS with a double digit increase with growth in all regions. The Risk and Financial Services segment had an NOI margin of 22% in the fourth quarter of fiscal 2012.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $130 million, a decrease of 4% (flat organic) from $136 million in the prior-year fourth quarter. Rewards, Talent and Communication grew constant currency revenues by 4%. On a constant currency basis, the Americas had mid-single digit growth, EMEA revenues decreased by 10% due to a drop in our clients’ discretionary spend and Asia Pacific increased by 23% driven by project work in China and Southeast Asia. Data, Surveys and Technology constant currency revenues decreased in all regions. Executive Compensation constant currency revenues grew in the high single digits with growth in all regions. The Talent and Rewards segment had an NOI margin of 12% in the fourth quarter of fiscal 2012. The second half of the fiscal year typically has weaker margins due to the seasonality of the business.

Exchange Solutions

As of May 29, 2012, the company acquired Extend Health, Inc., which operates the largest private Medicare exchange in the United States and created a new reportable segment. Exchange Solutions is led by Bryce Williams, Co-Founder and CEO of Extend Health, and has more than 300 full-time employees and an exchange that currently works with public and private sector clients, including more than 30 Fortune 500 employers and more than 200,000 retirees. For the quarter, the Exchange Solutions segment had revenues of $4 million.

Outlook for First Quarter of Fiscal 2013

For the first quarter of fiscal 2013, the company expects to report revenues in the range of $805 million to $825 million, reflecting constant currency revenue growth in the range of 2% to 4%, and adjusted diluted earnings per share in the range of $1.05 to $1.10. This guidance assumes an average exchange rate of 1.55 U.S. dollars to the British Pound and 1.25 U.S. dollars to the Euro.

Full fiscal 2013 guidance will be provided at Towers Watson’s Analyst Day on September 14, 2012.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the fourth quarter of fiscal 2012. It will be held on Tuesday, August 14, 2012, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 13082830.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the company’s core operating results, we present (1) Adjusted EBITDA, (2) Adjusted Net Income Attributable to Controlling Interests, and (3) Adjusted Diluted Earnings Per Share (which are all non-U.S. GAAP measures), to eliminate the effect of acquisition-related expenses from the financial results of our operations. The company’s management uses these measures to evaluate the performance of the business and for financial planning. The company defines Adjusted EBITDA as net income before non-controlling interests adjusted for provision for income taxes, interest, depreciation and amortization, transaction and integration expenses, merger related stock-based compensation, change in accounting method for pension and other non-operating income. We use Adjusted Net Income Attributable to Controlling Interests (the numerator) for the purpose of calculating Adjusted Diluted Earnings Per Share. The company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are relevant and useful measures widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

Since the merger in January 2010, we have incurred significant acquisition-related expenses related to the transaction and integration activities necessary to combine Watson Wyatt and Towers Perrin. These acquisition-related expenses include transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets, change in accounting method for pension and stock-based compensation costs from the issuance of merger-related restricted shares. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses. We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure performance under our performance-based compensation plans.

Reconciliations of net income before non-controlling interests to Adjusted EBITDA and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share are included in the accompanying tables to today’s press release.

Each of these non-U.S. GAAP measures are not defined in the same manner by all companies, and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate profitable acquisitions; the risk that the acquisition of Extend Health is not profitable or is not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2013; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our newly-acquired Extend Health business fails to maintain good relationships with insurance carriers, becomes dependent upon a limited number of insurance carriers or fails to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees, particularly given the company’s recent changes in employee compensation plans; and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented in its Quarterly Reports on Form 10-Q.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(Thousands of U.S. Dollars)

Segment Revenue

	Revenue for the Three
	Months Ended June 30,		% Change	Currency	Acquisitions/	% Change
	2012	2011	GAAP	Impact	Divestitures	Organic

Benefits	$472,519	$483,083	-2%	-3%	0%	1%
Risk & Financial Services	198,720	193,516	3%	-3%	0%	6%
Talent & Rewards	130,426	136,220	-4%	-3%	-1%	0%
Exchange Solutions	3,617	-	N/A	-	-	-
Reportable Segments	$805,282	$812,819

	Revenue for the
	Year Ended June 30,		% Change	Currency	Acquisitions/	% Change
	2012	2011	GAAP	Impact	Divestitures	Organic

Benefits	$1,922,689	$1,857,047	4%	0%	1%	3%
Risk & Financial Services	817,591	740,721	10%	0%	6%	4%
Talent & Rewards	570,537	543,507	5%	0%	-1%	6%
Exchange Solutions	3,617	-	N/A	-	-	-
Reportable Segments	$3,314,434	$3,141,275

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

	Three Months Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011

Reportable Segments	$805,282	$812,819	$3,314,434	$3,141,275
Reimbursable Expenses and Other	20,877	38,446	103,302	118,176
Consolidated Revenues	$826,159	$851,265	$3,417,736	$3,259,451

Segment Net Operating Income

	Three Months Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011

Benefits	$146,455	$158,480	$646,418	$609,133
Risk & Financial Services	43,094	39,495	211,601	181,970
Talent & Rewards	15,572	17,733	113,608	96,791
Exchange Solutions	(714)	-	(714)	-
Reportable Segments	$204,407	$215,708	$970,913	$887,894

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

	Three Months Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011

Reportable Segments	$204,407	$215,708	$970,913	$887,894
Differences in Allocation Methods	(9,038)	7,581	(7,078)	18,934
Amortization of Intangible Assets	(17,182)	(14,841)	(65,575)	(51,989)
Transaction and Integration Expenses	(20,909)	(22,901)	(86,130)	(100,535)
Stock-Based Compensation	(5,211)	(12,855)	(42,308)	(76,000)
Discretionary Compensation	(43,192)	(72,346)	(318,455)	(337,694)
Change in Accounting Method for Pension	3,274	-	(2,963)	-
Other, net	(15,259)	(10,699)	(48,488)	(27,447)
Income from Operations	$96,890	$89,647	$399,916	$313,163

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended		Year Ended
	June 30, 2012		June 30, 2012

Diluted EPS per GAAP	$0.91		$3.59

Amortization of intangible assets	0.15		0.59
Transaction and integration expenses including severance	0.18		0.74
Stock-based compensation	0.04		0.28
Change in accounting method for pension	(0.03)		0.03
Gain on investment in 5th Quadrant	-		(0.03)
Gain on investment in Extend Health	(0.01)		(0.01)
Release of acquisition-related liability	-		(0.01)
Other merger-related tax item	-		(0.01)
Extend Health Stock-Based Compensation	0.01		0.01

Adjusted Diluted EPS	$1.25		$5.18

	Three Months Ended
	June 30, 2012		June 30, 2011

Net Income Before Non-Controlling Interests	$65,733		$44,505
Provision for Income Taxes	32,134		43,753
Interest, net	1,430		1,144
Depreciation and Amortization	41,007		35,180
Transaction and Integration Costs	20,909		22,901
Stock-Based Compensation	4,493		11,699
Change in Accounting Method for Pension	(3,274)		-
Extend Health Stock-Based Compensation	931		-
Other Non-Operating Income (a)	(2,407)		245

Adjusted EBITDA and EBITDA Margin	$160,956	19.5%	$159,427	18.7%

	Year Ended
	June 30, 2012		June 30, 2011

Net Income Before Non-Controlling Interests	$260,476		$196,725
Provision for Income Taxes	145,756		129,916
Interest, net	5,296		6,952
Depreciation and Amortization	152,891		130,575
Transaction and Integration Costs	86,130		100,535
Stock-Based Compensation	31,152		71,715
Change in Accounting Method for Pension	2,963		-
Extend Health Stock-Based Compensation	931		-
Other Non-Operating Income (a)	(11,612)		(20,430)

Adjusted EBITDA and EBITDA Margin	$673,983	19.7%	$615,988	18.9%

(a) Other non-operating income includes income from affiliates and other non-operating income

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011

Revenue	$826,159	$851,265	$3,417,736	$3,259,451

Costs of providing services:
Salaries and employee benefits	490,314	512,468	2,067,689	2,043,063
Professional and subcontracted services	72,398	68,853	285,063	246,348
Occupancy	34,006	37,252	141,053	144,191
General and administrative expenses	70,635	84,964	284,994	281,576
Depreciation and amortization	41,007	35,180	152,891	130,575
Transaction and integration expenses	20,909	22,901	86,130	100,535
	729,269	761,618	3,017,820	2,946,288

Income from operations	96,890	89,647	399,916	313,163

(Loss) income from affiliates	(73)	597	262	1,081
Interest income	918	1,715	3,860	5,523
Interest expense	(2,348)	(2,859)	(9,156)	(12,475)
Other non-operating income (loss)	2,480	(842)	11,350	19,349

Income before income taxes	97,867	88,258	406,232	326,641

Provision for income taxes	32,134	43,753	145,756	129,916

Net income before non-controlling interests	65,733	44,505	260,476	196,725

Less: Net income attributable to non-controlling interests	397	649	263	2,288

Net income attributable to controlling interests	$65,336	$43,856	$260,213	$194,437

Earnings per share:
Net income attributable to controlling interests - basic	$0.91	$0.59	$3.60	$2.62
Net income attributable to controlling interests - diluted	$0.91	$0.59	$3.59	$2.62

Weighted average shares of common stock, basic (000)	71,755	73,823	72,221	74,075
Weighted average shares of common stock, diluted (000)	72,191	73,882	72,542	74,139

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(Thousands of U.S. Dollars, Except Share Data)

	June 30,
	2012	2011

Assets
Cash and cash equivalents	$478,179	$528,923
Restricted cash	171,406	153,154
Short-term investments	40,436	43,682
Receivables from clients:

Billed, net of allowances of $20,871 and $12,636	564,111	502,910
Unbilled, at estimated net realizable value	320,240	276,020
	884,351	778,930

Other current assets	185,025	145,862
Total current assets	1,759,397	1,650,551

Fixed assets, net	315,000	252,343
Deferred income taxes	157,491	188,569
Goodwill	2,252,555	1,943,574
Intangible assets, net	768,848	694,922
Other assets	103,687	368,991

Total Assets	$5,356,978	$5,098,950

Liabilities
Accounts payable, accrued liabilities and deferred income	$333,443	$285,793
Employee-related liabilities	558,222	573,214
Fiduciary liabilities	171,406	147,902
Notes payable	-	99,341
Other current liabilities	39,911	71,944
Total current liabilities	1,102,982	1,178,194

Revolving credit facility	208,000	-
Term loan	250,000	-
Accrued retirement benefits and other employee-related liabilities	880,877	811,779
Professional liability claims reserve	266,619	312,258
Other noncurrent liabilities	191,183	194,049

Total Liabilities	2,899,661	2,496,280

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized; 63,521,654 and 57,897,889 issued, and 60,666,475 and 56,949,548 outstanding	635	579
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized; 11,035,878 and 16,651,890 issued and 11,035,878 and 16,651,890 outstanding	110	167
Additional paid-in capital	1,833,799	1,773,285
Treasury stock, at cost - 2,855,180 and 948,341 shares	(168,901)	(52,360)
Retained earnings	1,117,622	883,161
Accumulated other comprehensive loss	(350,745)	(13,305)
Total Stockholders' Equity	2,432,520	2,591,527
Non-controlling interest	24,797	11,143
Total Equity	2,457,317	2,602,670

Total Liabilities and Total Equity	$5,356,978	$5,098,950

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. Dollars)

	Year Ended June 30,
	2012	2011	2010

Cash flows from/(used in) operating activities:
Net income before non-controlling interests	$260,476	$196,725	$119,010
Adjustments to reconcile net income to net cash from/(used in) operating activities:
Provision for doubtful receivables from clients	21,722	13,004	11,759
Depreciation	87,273	78,461	69,684
Amortization of intangible assets	65,619	52,114	31,400
Provision/(benefit) for deferred income taxes	107,560	14,448	(5,134)
Equity from affiliates	212	(622)	869
Stock-based compensation	53,785	79,922	52,953
Other, net	7,595	(10,209)	(9,975)
Changes in operating assets and liabilities (net of business acquisitions)
Receivables from clients	(149,186)	(98,468)	(41,339)
Restricted cash	(19,925)	22,167	(49,756)
Other current assets	(1,862)	18,728	(2,205)
Other noncurrent assets	(10,318)	(39,343)	50,854
Accounts payable, accrued liabilities and deferred income	55,255	49,495	(99,228)
Employee-related liabilities	5,020	187,881	(169,287)
Fiduciary liabilities	25,566	(20,431)	49,756
Accrued retirement benefits and other employee-related liabilities	(76,752)	(55,859)	(71,292)
Professional liability claims reserves	(75,019)	(28,746)	16,171
Other current liabilities	(588)	10,305	(6,013)
Other noncurrent liabilities	(2,047)	20,944	(24,050)
Income tax related accounts	(38,328)	50,721	(8,801)
Cash flows from/(used in) operating activities	$316,058	$541,237	$(84,624)

Cash flows (used in)/from investing activities:
Cash paid for business acquisitions	(438,932)	(141,885)	(200,025)
Cash acquired from business acquisitions	7,044	10,349	603,208
Purchases of fixed assets	(123,696)	(76,859)	(25,752)
Capitalized software costs	(34,926)	(22,487)	(19,632)
Purchases of held-to-maturity securities	-	(14,295)	-
Redemptions of held-to-maturity securities	-	14,295	-
Purchases of available-for-sale securities	(24,825)	(54,696)	(17,789)
Redemptions of available-for-sale securities	68,503	72,703	16,191
Investment in affiliates	-	(5,805)	-
Proceeds from sale of investments	-	-	10,749
Proceeds from divestitures	4,497	17,772	4,486
Cash flows (used in)/from investing activities	$(542,335)	$(200,908)	$371,436

Cash flows from/(used in) financing activities:
Borrowings under credit facility	755,300	75,000	126,333
Repayments under credit facility	(547,300)	(75,000)	(125,650)
Borrowings under term loan	250,000	-	-
Loan origination fees	(4,803)	-	(5,679)
Repayments of notes payable	(100,771)	(200,000)	-
Earn-out payments	(3,683)	-	-
Dividends paid	(26,448)	(21,599)	(15,249)
Repurchases of common stock	(108,896)	(30,646)	(34,922)
Payroll tax payments on vested shares	(33,183)	(26,596)	-
Issuances of common stock and excess tax benefit	8,573	6,158	6,068
Cash flows from/(used in) financing activities	$188,789	$(272,683)	$(49,099)

Effect of exchange rates on cash	$(13,256)	$25,350	$(11,618)

(Decrease)/increase in cash and cash equivalents	(50,744)	92,996	226,095

Cash and cash equivalents at beginning of period	528,923	435,927	209,832

Cash and cash equivalents at end of period	$478,179	$528,923	$435,927

CONTACT:
Towers Watson
Aida Sukys, 703-258-8033
Aida.Sukys@towerswatson.com